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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                  STATE OF
                          COMPANY                               INCORPORATION
                          -------                               -------------
Denticator International, Inc...............................    Missouri
Young Dental Manufacturing Company..........................    Missouri
  Young Dental International, Inc...........................    Barbados
  Lorvic Holdings, Inc......................................    Delaware
     The Lorvic Corporation.................................    Delaware
  YI Europe, Limited........................................    England
Young Acquisitions Company..................................    Missouri
  Panoramic Rental Corp.....................................    Missouri
YI Europe, Limited..........................................    England